UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2014

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street
Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Named Executive Officer

On December 10, 2014, James F. Kelliher resigned from his positions as Chief Financial Officer, Treasurer and principal financial officer of LogMeIn, Inc. (the “Company”), effective January 15, 2015. Edward K. Herdiech, who has most recently served as the Company’s SVP, Finance and principal accounting officer, will assume the roles of the Company’s Chief Financial Officer, Treasurer and principal financial officer, effective January 16, 2015. He will also continue to serve as the Company’s principal accounting officer. Mr. Herdiech, age 48, joined the Company in December 2006 and has previously served in a number of key financial roles. Prior to joining the Company, Mr. Herdiech held a number of finance positions at Parametric Technology Corporation, a leading provider of 2D and 3D design software, product lifecycle management software and service management solutions. Mr. Herdiech received his B.S. in Business Administration with a concentration in Accounting from the University of Vermont in December 1989. Mr. Herdiech has not served as a director of a public company during the past five years. At this time, there have been no changes made to Mr. Herdiech’s compensation in connection with his new roles.

(e)	Compensatory Arrangement

On December 15, 2014, the Company and Mr. Kelliher entered into a Consulting Agreement (the “Agreement”), pursuant to which Mr. Kelliher has agreed to serve the Company in an advisory role for the period from January 16, 2015 until February 28, 2015 (the “Transition Period”) to help facilitate the transition of his responsibilities to others within the Company. The materials terms of which are as follows:

•	Mr. Kelliher’s employment with the Company will end as of close of business on January 15, 2015 (the “Termination Date”);

•	During the Transition Period, Mr. Kelliher shall make himself available on an “as needed” basis to assist with the transitioning of his duties and to perform any other general services and assignments as reasonably requested by the Company. During the Transition Period, Mr. Kelliher will report directly to Mr. Michael Simon, the Company’s President and Chief Executive Officer and take direction from Mr. Simon and Mr. Herdiech;

•	Subject to his compliance with the terms of the Agreement, Mr. Kelliher shall be entitled to receive an hourly consulting fee of $165.00 (USD) per hour, an amount which was determined based on his pro rata fiscal 2014 base salary, as compensation for services to be performed during the Transition Period;

•	Mr. Kelliher shall be entitled to receive his full fiscal 2014 bonus, which shall have been earned prior to the Termination Date, with the exact amount to be determined based on the Company’s attainment of its 2014 bonus goals, as determined by the Company’s Board of Directors and the Compensation Committee;

•	Mr. Kelliher shall not be entitled to any benefits, coverages or privileges, including, medical, life, disability or pension payments, made available to employees of the Company;

•	During the Transition Period, Mr. Kelliher’s outstanding stock options and restricted stock units in the Company shall continue to vest in accordance with their applicable vesting schedules and equity award agreements. The portions of any equity awards that have not yet vested as of the expiration of the Transition Period shall be forfeited on such date. Mr. Kelliher shall have ninety (90) days from the conclusion of the Transition Period to exercise any outstanding stock options which are vested but unexercised;

Item 7.01. Regulation FD Disclosure.

The full text of the press release issued by the Company on December 15, 2014 in connection with Mr. Kelliher’s resignation has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press release entitled “LogMeIn Names Edward K. Herdiech Chief Financial Officer,” issued by the Company on December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: December 15, 2014	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “LogMeIn Names Edward K. Herdiech Chief Financial Officer,” issued by the Company on December 15, 2014.